UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2009

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On March 13, 2009, UDR, Inc. (the "Company"), the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the "UDR Partnership"), entered into the Seventh Amendment (the "Seventh Amendment") to the Amended and Restated Agreement of Limited Partnership of the UDR Partnership (the "UDR Partnership Agreement"). The description of the Seventh Amendment set forth herein is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Under the UDR Partnership Agreement, the Conversion Factor applicable to the Class I Out-Performance Partnership Shares of the UDR Partnership is 1.5091. The Seventh Amendment revises the Conversion Factor applicable to the Class I Out-Performance Partnership Shares in connection with the distribution to each holder of Class I Out-Performance Partnership Shares of 0.5091 Partnership Units per Class I Out-Performance Share held by such holder and amends the definition of "Conversion Factor" accordingly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No. - Description
-------------------------------------------------------------------------------------

10.1 - Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

March 18, 2009	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009.